UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2016

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

 (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note Issued to KLP Enterprises, LLC

On May 10, 2016, Vaccinogen, Inc. (the “Company”) issued an Unsecured Promissory Note (the “Note”) to KLP Enterprises, LLC (the “Lender”) in a principal amount of One Million Six Hundred Thousand Dollars ($1,600,000), bearing interest at a rate of nine percent (9%) per annum, and maturing on June 30, 2016 (the “Maturity Date”).

The Note provides the Lender the right, at any time before the Maturity Date, to elect to convert part or all of the outstanding principal and any interest due and payable under the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a rate of $2.00 per share by providing the Company written notice of such election. The Company’s obligation to issue Common Stock pursuant to the Note is conditioned upon the Company and the Lender entering into a mutually agreeable subscription agreement prior to such issuance, substantially in the form attached to the Note.

This description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
Number	Description

10.1	$1,600,000 Unsecured Promissory Note dated May 10, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: May 13, 2016	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
Chairman and Chief Executive Officer

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Exhibit Index

Exhibit
Number	Description

10.1	$1,600,000 Unsecured Promissory Note dated May 10, 2016

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